Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on January 4, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACCELERON PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0072226 (I.R.S. Employer Identification No.)

128 Sidney Street
Cambridge, MA 02139
(617) 649-9200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John L. Knopf, Ph.D.
Chief Executive Officer and President
128 Sidney Street
Cambridge, MA 02139
(617) 649-9200
(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:
John D. Quisel, Ph.D., Esq. Senior Vice President, General Counsel and Secretary Acceleron Pharma Inc. 128 Sidney Street Cambridge, Massachusetts 02139 (617) 649-9200	Marc A. Rubenstein, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston St. Boston, Massachusetts 02199 (617) 951-7000

From time to time after the effectiveness of the registration statement
(Approximate date of commencement of proposed sale to the public)

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Common Stock, $0.001 par value per share	$300,000,000	—	$300,000,000	$30,210

(1)
Calculated pursuant to Rule 457(o) under the Securities Act.

PROSPECTUS

ACCELERON PHARMA INC.

$300,000,000

Common Stock

        We may offer and sell from time to time, in one or more series or issuances and on terms determined at the time of the offering, any combination of the securities described in this prospectus. In addition, selling security holders to be named in a prospectus supplement may offer our securities from time to time. The aggregate offering price of all securities sold under this prospectus will not exceed $300,000,000.

        Specific terms of any offering will be provided in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers or agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

General Information

        Our common stock is traded on the NASDAQ Global Market under the symbol "XLRN". On December 31, 2015, the closing price of our common stock was $48.76.

        Investing in our securities involves risks. See "Risk Factors" on page 3 and in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 4, 2016.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, any combination of the securities described in this prospectus may be sold in one or more offerings. The aggregate public offering price of the securities we sell in these transactions will not exceed $300,000,000. Each time securities are sold under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under "Where You Can Find More Information" below.

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        Unless the context otherwise requires, "Acceleron", the "Company", "we", "us", "our" and similar names refer to Acceleron Pharma Inc. and its wholly owned subsidiary.

 OUR BUSINESS

Our Company

        We are a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of novel therapeutic candidates that are based on the mechanisms that the human body uses to regulate the growth and repair of its cells and tissues. Our research focuses on key natural regulators of cellular growth and repair, particularly the Transforming Growth Factor-Beta, or TGF-ß protein superfamily. We believe that we are a leading company in discovering and developing therapeutic candidates that regulate cellular growth and repair. By combining our discovery and development expertise, including our proprietary knowledge of the TGF-ß superfamily, and our internal protein engineering and manufacturing capabilities, we have built a highly productive discovery and development platform that has generated innovative therapeutic candidates with novel mechanisms of action. These differentiated therapeutic candidates have the potential to significantly improve clinical outcomes for patients across many fields of medicine, and we have focused our discovery and development efforts on treatments for cancer and rare diseases.

        Our common stock is listed on the NASDAQ Global Market under the symbol "XLRN". Our principal executive offices are located at 128 Sidney Street, Cambridge, Massachusetts 02139, and our telephone number is (617) 649-9200. Our website address is www.acceleronpharma.com. The information found on our website is not part of this prospectus.

 RISK FACTORS

        Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014, on file with the SEC, which is incorporated by reference into this prospectus and any prospectus supplement in its entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with those under the heading "Risk Factors" in any applicable prospectus supplement and all of the other information contained or incorporated by reference in this prospectus or such prospectus supplement. See "Where You Can Find More Information." The risks and uncertainties we describe are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology. The statements contained in this prospectus that are not purely historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act. The terms "anticipate", "believe", "contemplate", "continue", "could", "estimate", "expect", "forecast", "goal", "intend", "may", "plan", "potential", "predict", "project", "should", "strategy", "target", "will", "would", "vision", or, in each case, the negative or other variations thereon or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        The forward-looking statements in this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference include, among other things, statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:

  •
  our ongoing and planned preclinical studies and clinical trials;

  •
  clinical trial data and the timing of results of our ongoing clinical trials;

  •
  our plans to develop and commercialize dalantercept, ACE-083 and other potential therapeutic candidates, and our and Celgene's plans to develop and commercialize luspatercept and sotatercept;

  •
  the potential benefits of strategic partnership agreements and our ability to enter into selective strategic partnership arrangements;

  •
  the timing of, and our and Celgene's ability to, obtain and maintain regulatory approvals for our therapeutic candidates;

  •
  the rate and degree of market acceptance and clinical utility of any approved therapeutic candidate, particularly in specific patient populations;

  •
  our ability to expand our development capabilities and our ability to quickly and efficiently identify and develop therapeutic candidates, including antibodies and proteins from our IntelliTrapTM platform;

  •
  our commercialization, marketing and manufacturing capabilities and strategy;

  •
  our intellectual property position; and

  •
  our estimates regarding our results of operations, financial condition, liquidity, capital requirements, prospects, growth and strategies.

        Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus or any supplement to this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us by this prospectus for general corporate purposes, including working capital, capital expenditures, research, development and manufacturing expenditures, clinical trial expenditures, general and administrative expenses, or commercial expenditures. We may temporarily invest the net proceeds in short-term, interest-bearing, investment-grade securities, certificates of deposit or government securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

        Additional information on the use of net proceeds from the sale of securities offered by us by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

 PLAN OF DISTRIBUTION

        We and any selling security holders may sell securities in any of the ways described below or in any combination:

  •
  to or through underwriters or dealers;

  •
  through one or more agents; or

  •
  directly to purchasers or to a single purchaser.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

        We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments that the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

        Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.acceleronpharma.com as soon as reasonably practicable after filing such documents with the SEC.

        You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we terminate or complete this offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules). We hereby incorporate by reference the following documents:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2014, filed March 2, 2015;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 7, 2015, August 6, 2015 and November 4, 2015, respectively;

  •
  Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2015;

  •
  Our Current Reports on Form 8-K filed with the SEC on March 6, 2015, May 5, 2015 (as amended on May 6, 2015), June 9, 2015, June 15, 2015, September 11, 2015, October 23, 2015, December 10, 2015; and December 17, 2015; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, filed September 9, 2013, including any amendments or reports filed for the purpose of updating such description.

        A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any future prospectus supplement or in any other subsequently filed document that is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

        You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Acceleron Pharma Inc.
128 Sidney Street
Cambridge, Massachusetts 02139
(617) 649-9200

        Copies of these filings are also available, without charge, through the "Investors & Media" section of our website (www.acceleronpharma.com) as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Acceleron Pharma Inc. appearing in Acceleron Pharma Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of Acceleron Pharma Inc.'s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Acceleron Pharma Inc.

$300,000,000

Common Stock

PROSPECTUS

January 4, 2016

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All amounts shown are estimates, except the SEC registration fee and the FINRA filing fee. The Registrant has agreed to pay these costs and expenses.

Securities and Exchange Commission Registration Fee		$30,210
FINRA filing fee		45,500
Printing and engraving expenses			*
Legal fees and expenses			*
Accounting fees and expenses			*
Blue sky fees and expenses			*
Transfer Agent and Registrar fees			*
Miscellaneous			*

Total	$		*

*
Estimated fees and other expenses not presently known.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware provides as follows:

        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        As permitted by the Delaware General Corporation Law, we have included in our restated certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our restated certificate of incorporation and by-laws provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

        We have entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and our restated certificate of incorporation. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

        We maintain directors' and officers' liability insurance for the benefit of our directors and officers.

Item 16.    Exhibits.

        See Exhibit Index beginning on page II-7 of this registration statement.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on January 4, 2016.

ACCELERON PHARMA INC.
By:	/s/ JOHN L. KNOPF, PH.D. John L. Knopf, Ph.D. Chief Executive Officer, President and Director

POWER OF ATTORNEY

        We, the undersigned officers and directors of Acceleron Pharma Inc., hereby severally constitute and appoint John L. Knopf, Ph.D., Kevin F. McLaughlin and John D. Quisel, Ph.D., and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Dates

/s/ JOHN L. KNOPF, PH.D. John L. Knopf, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	January 4, 2016
/s/ KEVIN F. MCLAUGHLIN Kevin F. McLaughlin	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 4, 2016
/s/ FRANCOIS NADER, M.D. Francois Nader, M.D.	Chair of the Board of Directors	January 4, 2016

Signatures	Title	Dates

/s/ JEAN M. GEORGE Jean M. George	Director	January 4, 2016
/s/ GEORGE GOLUMBESKI, PH.D. George Golumbeski, Ph.D.	Director	January 4, 2016
/s/ TERRENCE C. KEARNEY Terrence C. Kearney	Director	January 4, 2016
/s/ TOM MANIATIS, PH.D. Tom Maniatis, Ph.D.	Director	January 4, 2016
/s/ TERRANCE G. MCGUIRE Terrance G. McGuire	Director	January 4, 2016
/s/ RICHARD F. POPS Richard F. Pops	Director	January 4, 2016
/s/ JOSEPH S. ZAKRZEWSKI Joseph S. Zakrzewski	Director	January 4, 2016

EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement†
4.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the registrant's current report on Form 8-K filed on September 24, 2013) (File No. 001-36065)
4.2	Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 of the registrant's current report on Form 8-K filed on September 24, 2013) (File No. 001-36065)
4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the registrant's registration statement on Form S-1 filed on August 7, 2013) (File No. 333-190417)
4.4
Form of Amended and Restated Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the registrant's registration statement on Form S-1 filed on August 7, 2013) (File No. 333-190417)
5.1	Opinion of Ropes & Gray LLP*
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)*
23.2	Consent of Ernst & Young LLP*
24.1	Power of attorney (included on the signature pages to this Registration Statement)*

*
File herewith.

†
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.